UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2014

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

  On February 13, 2014, we issued a press release announcing our financial results for the quarter and year ended December 31, 2013. A copy of that press release was furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2014. In finalizing our year-end reporting procedures, it was discovered that approximately $30.4 million that was classified in that press release as Cost of sales (“COS”) should have been included in Selling, general and administrative expenses (“SG&A”). The net effect of reclassifying that amount as SG&A is to decrease COS for the quarter and year ended December 31, 2013 by $30.4 million and increase gross profit and SG&A by the same amount. We expect to file our Annual Report on Form 10-K with our audited financial results for the fiscal year ended December 31, 2013, which will include this updated information, on or about March 3, 2014.

After giving effect to the above:

For the quarter ended December 31, 2013:

•	Reported gross margin was 28.6% for 2013 compared to 27.9% for the same period in 2012; and

•	Adjusted gross margin was 33.0% compared to 28.1% for the same period in 2012.

For the year ended December 31, 2013:

•	Reported gross margin was 28.7% for 2013 compared to 28.7% for the same period in 2012; and

•	Adjusted gross margin was 30.3% compared to 29.0% for the same period in 2012.

This reclassification has no impact on Operating earnings, Net income or Earnings per share, or on any other line item on the Statements of Operations except as described above. In addition, it has no effect on Segment Earnings or on the Balance Sheets or Statements of Cash Flows.

Attached to this Current Report on Form 8-K are Exhibits 99.1 (Condensed Consolidated Statements of Operations (Unaudited) for the quarter and year ended December 31, 2013) and 99.2 (Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures) reflecting solely the changes discussed above and no other changes to the information reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2014. Jarden Corporation (the “Company”) provides these non-GAAP measures, such as adjusted gross margin and adjusted selling, general and administrative costs, because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. These non-GAAP measures should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

This Current Report on Form 8-K also serves to update comments made on our conference call on February 13, 2014, discussing our financial results for the quarter and year ended December 31, 2013 and the “Q4 & FY 2013 Supplemental Information” posted in the “For Investors” section of our corporate website. We have posted an updated version of the Q4 & FY 2013 Supplemental Information on our website reflecting the revised information contained herein.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.  The following Exhibits are furnished herewith as part of this report:

Exhibit	Description

99.1	Condensed Consolidated Statements of Operations (Unaudited) of Jarden Corporation for the quarter and year ended December 31, 2013 (furnished only).

99.2	Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2014

JARDEN CORPORATION

By:	/s/ James L. Cunningham III
Name: James L. Cunningham III
Title: Vice President and Chief Accounting
Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Condensed Consolidated Statements of Operations (Unaudited) of Jarden Corporation for the quarter and year ended December 31, 2013 (furnished only).

99.2	Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures (furnished only).